Exhibit 99.2

REGENERON PHARMACEUTICALS, INC. 777 OLD SAW MILL RIVER ROAD TARRYTOWN, NY 10591-6707

February 13, 2012

Dr. Renata Albrecht
Director, Division of Transplantation and Ophthalmology Products
Food and Drug Administration
Center for Drug Evaluation and Research
Therapeutic Biological Products Document Room
5901-B Ammendale Road
Beltsville, MD 20705-1266

Re: BLA 125387, Sequence No. 0055
EYLEA (aflibercept) Injection – Post Marketing Reports: Post-Injection Intraocular Inflammation

Dear Dr. Albrecht,

Reference is made to BLA 125387 for EYLEA® (aflibercept) Injection for the treatment of neovascular “wet” age-related macular degeneration (AMD).With this letter we would like to bring to your attention some reports of post-injection intraocular inflammation, reported during commercial use of EYLEA.

Post injection sterile intraocular inflammation is a known risk following intravitreal injections of anti-VEGFs and triamcinolone. Incidence rates reported in the literature can vary from 0.02 – 0.3% and have been reported to occur in clusters. In the largest case series reported to date, Moshfeghi et al described 12 cases out of 60,322 anti-VEGF injections that developed post injection inflammation (0.02% per injection).1 Day et al conducted a retrospective, longitudinal case-control study using the Medicare 5% claim database. Based on an evaluation of 40,903 intravitreal injections of anti-VEGF agents, an endophthalmitis rate of 0.09% (37 cases) and a uveitis rate of 0.11% (45 cases) were reported.2 Chong et al reported 44 cases of sterile inflammation after intravitreal injection of bevacizumab (0.27% of 16,166 injections). Seventeen inflammatory reactions were clustered around specific dates, which suggests a possible relation to drug preparation, though a specific cause remains unclear.3 Roth et al described a cluster of 7 patients out of 104 who developed culture-negative endophthalmitis, following triamcinolone injection for macular edema. All 7 cases experienced painless, but severe inflammation within 2 days of intravitreal injection.4 In Ness et al, a cluster of 10 cases of “toxic vitritis” developed after intravitreal injection of bevacizumab -- 6 patients were culture-negative and the remaining 4 were not cultured. The authors attributed these cases to a toxic reaction from the syringe brand used. No further cases occurred after changing to another brand of syringe.5

Regeneron Pharmaceuticals, Inc.
BLA 125387 – 0055
February 13, 2012

In the Phase 3 clinical development program for EYLEA in wet AMD a total number of 26,366 injections of EYLEA were administered through the end of the study at Week 96. There were 14 reports of events of clinically important intraocular inflammation (0.05% per injection). Of these, 5 cases were reported as endophthalmitis (0.02% per injection), of which 3 were identified as culture positive endophthalmitis. A total number of 9,805 injections of ranibizumab (Lucentis®, Genentech), the comparator agent, were administered through Week 96. Nine cases of clinically important intraocular inflammation were reported (0.09% per injection). Of these, 5 cases were reported as endophthalmitis (0.05% per injection), of which 2 were identified as culture positive endophthalmitis.

To date, approximately 30,000 injections of EYLEA have been administered in the United States since the drug became commercially available in November 2011. As of February 9, 2012, fourteen cases of adverse events consistent with sterile intraocular inflammation (an approximate rate of 0.05% per injection), following the use of EYLEA, have been reported to Regeneron Pharmaceuticals, Inc. In addition, we have received reports of one case of culture positive endophthalmitis, one case of corneal decompensation/toxic endotheliitis, and an additional patient with corneal decompensation with no evidence of inflammation in a patient with a history of Fuchs’ Corneal Dystrophy.

Of note, one group practice of 6 physicians who have administered approximately 700 doses of EYLEA reported 11 of the 13 cases of sterile intraocular inflammation, with one physician in the group accounting for 9 of the 11 cases. This included an initial report of 7 cases with an additional 4 cases reported approximately 3 weeks later. Approximately half underwent vitreal tap and culture. None of these cases were culture positive. The inflammatory reaction MedDRA Preferred Term) reported in two of these cases was iritis, 8 reports included endophthalmitis, pseudoendophthalmitis, and/or vitritis; the 11th case was of ‘redness and pain,’ which received a vitreous tap. Multiple shipments of different lots of drug product were made to this practice, and the cases could not be traced to a single lot of drug product or a single delivery of commercial vials. Vials from the same lots have been widely used throughout the country. Review of drug manufacturing quality records did not reveal any product quality issues. We continue to work with this practice to try to define any potential cause for this cluster of cases.

Excluding this one practice, the rate of intraocular inflammation, reported to Regeneron, following the use of EYLEA was approximately 0.01% per injection (~1/10,000).

For all cases of sterile inflammation for which we have follow-up information (9 of 14) the patients are either improving or resolved. Additional -follow-up has been requested.

Receipt of these cases resulted in informal inquiries by Regeneron with a number of large practices, each with several retinal physicians who have cumulatively used EYLEA in approximately 3500 injections. The purpose of these inquiries was to proactively identify any additional cases of intraocular inflammation with the use of EYLEA. These inquiries identified one potential additional case of sterile inflammation for which we have requested, but not received information.

Regeneron Pharmaceuticals, Inc.
BLA 125387 – 0055
February 13, 2012

In summary, since the launch of EYLEA we have received reports of sterile intraocular inflammation following the administration of EYLEA at a rate of approximately 0.05%. This rate was driven primarily by a cluster of events occurring at a single practice with the overall rate, excluding this practice, being approximately 0.01%. The incidence of adverse events of intraocular inflammation reported thus far during commercial use of EYLEA is within the reported incidence in the literature with the intravitreal injection of anti-VEGF agents and other drugs as well as the rate observed during the clinical development program, even accounting for the possibility of underreporting. In addition, the lack of association of these adverse events with a single lot of drug product further leads us to conclude that factors other than the drug are likely to be responsible for the occurrence of these events. Post marketing reports will continue to be closely monitored for any reports consistent with intraocular inflammation.

The current Prescribing Information for EYLEA highlights the risk and recommends appropriate instructions for physicians and patients, regarding intraocular inflammation in its most serious form, endophthalmitis. This includes information to the prescriber within the Highlights, Warnings and Precautions, Administration, Adverse Reactions, and Patient Counseling Information sections.

Information related to the electronic content of the submission is provided in the cover letter attachment.

Sincerely,

William G. Roberts, M.D.
Vice President, Regulatory Development and Medical Safety

Cc: Dr. Wiley Chambers

Regeneron Pharmaceuticals, Inc.
BLA 125387 – 0055
February 13, 2012

References:

1.	Moshfeghi A et al. Endophthalmitis after intravitreal anti-vascular endothelial growth factor antagonists: a six-year experience at a university referral center. Retina 2011;31:662-668.

2.	Day S et al. Ocular Complications After Anti–Vascular Endothelial Growth Factor Therapy in Medicare Patients With Age-Related Macular Degeneration. Am J Ophthalmol 2011;152:266–272.

3.	Chong DY et al. Characterization of sterile intraocular inflammatory responses after intravitreal bevacizumab injection. Retina 2010;30:1432-1440.

4.	Roth DB et al. Noninfectious endophthalmitis associated with intravitreal triamcinolone injection. Arch Ophthalmol 2003;212:1279-1282.

5.	Ness T et al. Toxic Vitreitis outbreak after intravitreal injection. Retina 2010;30:332-338.